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                                                                   Exhibit 10.13

Loan No. ____________

                              TERM PROMISSORY NOTE
                              --------------------

$4,000,000.00                                                       May 12, 2003

     FOR VALUE RECEIVED, Professional Veterinary Products, Ltd., a Nebraska corporation ("PVPL"), ProConn, LLC, a Nebraska limited liability company ("ProConn"), Exact Logistics, LLC, a Nebraska limited liability company ("Exact", together with PVPL and ProConn, collectively and individually herein referred to as "Borrower"), promises to pay to the order of U.S. Bank National Association, a national banking association (the "Bank") at the Bank's office at 1700 Farnam Street, Omaha, NE 68102, or at such other address as the holder hereof may from time to time designate in writing, the principal sum of FOUR MILLION AND NO/100 DOLLARS ($4,000,000.00) together with interest from the date the proceeds of the loan (the "Loan") evidenced by this Term Promissory Note (this "Note") are initially disbursed until maturity on the principal balance from time to time remaining unpaid hereon at the rate of 5.77% per annum (computed on the basis of a 360-day year of twelve (12) consecutive thirty
(30)-day months) in installments as follows: (i) interest only in advance at the rate of $641.11 per day shall be due and payable on the date the proceeds of the Loan are initially disbursed to or for the benefit of Borrower (including, without limitation, disbursement into an escrow for the benefit of Borrower) for the period beginning on the date of such disbursement and ending on May 31, 2003; (ii) fifty-nine (59) installments of principal and interest in the amount of $76,904.14 each shall be payable commencing on July 1, 2003 and continuing on the first day of each and every succeeding month until and including May 1, 2008 and (iii) on June 1, 2008, all then unpaid principal and interest hereon shall be due and payable.

     The obligations of PVPL, ProConn and Exact under this Note shall be joint and several. Each of PVPL, ProConn and Exact hereby represent, warrant and covenant for the benefit of Bank that it is the intention of each of PVPL, ProConn and Exact that this Note be fully enforceable against each of them in accordance with its terms to the same extent as if such party had been the only party identified as "Borrower" hereunder.

     If any payment shall not be paid when due and shall remain unpaid for ten
(10) days, Borrower shall pay an additional charge equal to five percent (5.00%) of the delinquent payment or the highest additional charge permitted by law, whichever is less.

     There shall be no prepayment of this Note; provided, however, the Bank may consider requests for its consent with respect to prepayment of the Term Note, without incurring an obligation to do so, and Borrower acknowledges that in the event that such consent is granted, Borrower shall be required to pay the Bank, upon prepayment of all or part of the principal amount before final maturity, a Prepayment Fee equal to the maximum of (a) zero, or (b) that amount, calculated on any prepayment date, which is derived by subtracting: (a) the principal amount of this Note or portion of this Note to be prepaid from (b) the Net Present Value of this Note or portion of this Note to be prepaid on such date of prepayment. Net Present Value shall mean the amount which is derived by summing the present values of each prospective payment of principal and interest which, without such full or partial prepayment, could otherwise have

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been received by the Bank over the shorter of the remaining contractual life of this Note or next repricing date if the Bank had instead initially invested the Note proceeds at the Initial Money Market Rate. The individual discount rate used to present value each prospective payment of interest and/or principal shall be the Money Market Rate at Prepayment for the maturity matching that of each specific payment of principal and/or interest. Initial Money Market Rate shall mean the rate per annum, determined solely by the Bank, on the first day of the term of the Note or as mutually agreed upon by Borrower and the Bank, as the rate at which the Bank would be able to borrow funds in Money Markets for the amount of the Note and with an interest payment frequency and principal repayment schedule equal to the Note and for a term as may be arranged and agreed upon by Borrower and the Bank. Such a rate shall include FDIC insurance, reserve requirements and other explicit or implicit costs levied by any regulatory agency. Borrower acknowledges that the Bank is under no obligation to actually purchase and/or match funds for the Initial Money Market Rate of the Term Note. Money Market Rate at Prepayment shall mean that zero-coupon rate, calculated on the date of prepayment, and determined solely by the Bank, as the rate in which the Bank would be able to borrow funds in Money Markets for the prepayment amount matching the maturity of a specific prospective Note payment or repricing date. Such a rate shall include FDIC insurance, reserve requirements and other explicit or implicit costs levied by any regulatory agency. A separate Money Market Rate at Prepayment will be calculated for each prospective interest and/or principal payment date. Money Markets shall mean one or more wholesale funding mechanisms available to the Bank, including negotiable certificates of deposit, eurodollar deposits, bank notes, fed funds, interest rate swaps, or others. In calculating the amount of such a prepayment fee, the Bank is hereby authorized by Borrower to make such assumptions regarding the source of funding, redeployment of funds and other related matters, as the Bank may deem appropriate. If Borrower fails to pay any Prepayment Fee when due, the amount of such Prepayment Fee shall thereafter bear interest until paid at the default rate specified in the Note (computed on the basis of a 360-day year, actual days elapsed). Any prepayment of principal shall be accompanied by a payment of interest accrued to date thereon; and said prepayment shall be applied to the principal installments in the inverse order of their maturities. All prepayments shall be in an amount of at least $100,000 or if less, the remaining entire principal balance of the Loan.

     If the Bank at any time accelerates this Note after an Event of Default (defined below), then Borrower shall be obligated to pay the Prepayment Fee in accordance with the foregoing paragraph. The Prepayment Fee shall not be payable with respect to condemnation awards or insurance proceeds from fire or other casualty which the Bank applies to prepayment, nor with respect to Borrower's prepayment of the Note in full during the last month of the term of this Note unless an Event of Default has occurred. Borrower expressly acknowledges that the Prepayment Fee is not a penalty but is intended solely to compensate the Bank for the loss of its bargain and the reimbursement of internal expenses and administrative fees and expenses incurred by the Bank.

     This Note is the "Term Note" referred to in and issued under and subject to the Amended and Restated Loan Agreement (the "Loan Agreement") between Borrower and the Bank of even date herewith. All capitalized terms used in this Note, except terms otherwise defined herein, shall have the same meaning as such terms have in the Loan Agreement. The Loan is secured, in part, by a certain Deed of Trust, Security Agreement, Assignment of Leases and Rents and

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Fixture Filing (the "Deed of Trust") covering the real property owned by PVPL and other assets (the "Property") described therein, by a certain Security Agreements covering certain equipment owned by Borrower and by certain other documents executed and delivered in connection herewith and in connection with the Loan Agreement (collectively, the "Loan Documents").

     Each of the following shall constitute an Event of Default ("Event of Default") hereunder and under the Deed of Trust:

     (a) Failure of or refusal by Borrower to make any payment of principal, interest, or any Prepayment Fee due under this Note or any other obligation due the Bank when due, and such failure or refusal shall continue for a period of three (3) days after written notice is given to Borrower by the Bank specifying such failure; provided, however, this three-day grace period shall not be available to Borrower more than once per year; or

     (b) Failure of Borrower within the time required by the Deed of Trust to make any payment for taxes, insurance or for reserves for such payments, or any other payment necessary to prevent the filing of any lien, and such failure shall continue for a period of ten (10) days after written notice is given to Borrower by the Bank specifying such failure; or

     (c) Failure by Borrower to observe or perform any obligations of Borrower to the Bank on or with respect to any transactions, debts, undertakings or agreements other than the transaction evidenced by this Note; or

     (d) Failure of Borrower to make any payment or perform any obligation under any superior liens or encumbrances on the Property, within the time required thereunder, or commencement of any suit or other action to foreclose any superior liens or encumbrances; or

     (e) Failure by Borrower to observe or perform any of its obligations under any of the lease agreements covering the Property; or

     (f) The Property is transferred or any agreement to transfer any part or interest in the Property in any manner whatsoever is made or entered into without the prior written consent of the Bank; or

     (g) Filing by Borrower of a voluntary petition in the Bankruptcy or filing by Borrower of any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, or similar relief for itself under any present or future federal, state or other statute, law or regulation relating to the Bankruptcy, insolvency or other relief for debtors, or the seeking, consenting to, or acquiescing by Borrower in the appointment of any trustee, receiver, custodian, conservator or liquidator for Borrower, any part of the Property, or any of the income or rents of the Property, or the making by Borrower of any general assignment for the benefit of creditors, or the inability of or failure by Borrower to pay its debts generally as they become due, or the insolvency on a balance sheet basis or business failure of Borrower, or the making or suffering of a preference within the meaning of federal the Bankruptcy law or the making of a fraudulent transfer under applicable federal or state law, or

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concealment by Borrower of any of its property in fraud of creditors, or the imposition of a lien upon any of the property of Borrower which is not discharged in the manner permitted by the Deed of Trust, or the giving of notice by Borrower to any governmental body of insolvency or suspension of operations; or

     (h) Filing of a petition against Borrower seeking any reorganization, arrangement, composition, readjustment, liquidation, or similar relief under any present or future federal, state or other law or regulation relating to the Bankruptcy, insolvency or other relief for debts, or the appointment of any trustee, receiver, custodian, conservator or liquidator of Borrower, of any part of the Property or of any of the income or rents of the Property, unless such petition shall be dismissed within sixty (60) days after such filing, but in any event prior to the entry of an order, judgment or decree approving such petition; or

     (i) The institution of any proceeding for the dissolution or termination of Borrower voluntarily, involuntarily, or by operation of law, or the death of Borrower; or

     (j) A material adverse change occurs in the assets, liabilities or net worth of Borrower or any of the guarantors of the indebtedness evidenced by this Note from the assets, liabilities or net worth of Borrower or any of the guarantors of the indebtedness evidenced by this Note previously disclosed to the Bank; or

     (k) Any warranty, representation or statement furnished to the Bank by or on behalf of Borrower under this Note, the Deed of Trust, the Loan Agreement or any of the Loan Documents shall prove to have been false or misleading in any material respect; or

     (1) Failure of Borrower to observe or perform any other covenant or condition contained in this Note and such failure shall continue for thirty (30) days after notice is given to Borrower specifying the nature of the failure. No notice of default and no opportunity to cure shall be required if during the prior twelve (12) months the Bank has already sent a notice to Borrower concerning default in performance of the same obligation; or

     (m) Failure of Borrower to observe or perform any other obligation under the Deed of Trust, the Loan Agreement or any of the Loan Documents when such observance or performance is due, and such failure shall continue beyond the applicable cure period set forth in the Loan Documents, or if the default cannot be cured within such applicable cure period, if Borrower fails within such time to commence and pursue curative action with reasonable diligence or fails at any time after expiration of such applicable cure period to continue with reasonable diligence all necessary curative actions. No notice of default and no opportunity to cure shall be required if during the prior twelve (12) months the Bank has already sent a notice to Borrower concerning default in performance of the same obligation; or

     (n) Any of the foregoing events occur with respect to any tenant of the Property, with respect to any guarantor of any of Borrower's obligations in connection with the indebtedness evidenced by this Note or with respect to any guarantor of any tenant's obligations relating to the Property, or such guarantor dies or becomes incompetent.

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     Upon the occurrence of any Event of Default, the Bank shall have the option to declare the entire amount of principal and interest due under this Note immediately due and payable without notice or demand, and the Bank may exercise any of its rights under this Note, under the Deed of Trust, under the Loan Agreement and under the Loan Documents. After acceleration or maturity, Borrower shall pay interest on the outstanding principal balance of this Note at the rate of five percent (5.00%) per annum above the Bank's prime interest rate in effect from time to time, or fifteen percent (15.00%) per annum, whichever is higher, provided that such interest rate shall not exceed the maximum interest rate permitted by law.

     All payments of the principal and interest on this Note shall be made in coin or currency of the United States of America which at the time shall be the legal tender for the payment of public and private debts.

     If this Note is placed in the hands of an attorney for collection, Borrower agrees to pay reasonable attorneys' fees and costs incurred by the Bank in connection therewith, and in the event suit or action is instituted to enforce or interpret this Note (including without limitation efforts to modify or vacate any automatic stay or injunction), the prevailing party shall be entitled to recover all expenses reasonably incurred at, before or after trial and on appeal, whether or not taxable as costs, or in any the Bankruptcy proceeding, or in connection with post-judgment collection efforts, including, without limitation, attorneys' fees, witness fees (expert and otherwise), deposition costs, copying charges and other expenses.

     This Note shall be governed and construed in accordance with the laws of the State of Nebraska applicable to contracts made and to be performed therein (excluding choice-of-law principles). Borrower hereby irrevocably submits to the jurisdiction of any state or federal court sitting in Omaha, Nebraska in any action or proceeding brought to enforce or otherwise arising out of or relating to this Note, and hereby waives any objection to venue in any such court and any claim that such forum is an inconvenient forum.

     This Note is given in a commercial transaction for business purposes.

     This Note may be declared due prior to its expressed maturity date, all in the events, on the terms, and in the manner provided for in the Deed of Trust.

     Borrower and all sureties, endorsers, guarantors and other parties now or hereafter liable for the payment of this Note, in whole or in part, hereby severally (a) waive demand, notice of demand, presentment for payment, notice of nonpayment, notice of default, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices, and further waive diligence in collecting this Note or in enforcing any of the security for this Note; (b) agree to any substitution, subordination, exchange or release of any security for this Note or the release of any party primarily or secondarily liable for the payment of this Note; (c) agree that the Bank shall not be required to first institute suit or exhaust its remedies hereon against Borrower or others liable or to become liable for the payment of this Note or to enforce its rights against any security for the payment of this Note; and (d) consent to any extension of time for the payment of this Note, or any installment hereof, made by agreement by the Bank with any person now or

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hereafter liable for the payment of this Note, even if Borrower is not a party to such agreement.

     Borrower authorizes the Bank or its agent to insert in the spaces provided herein the appropriate interest rate and the payment amounts as of the date of the initial advance hereunder.

     All agreements between Borrower and the Bank, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of demand or acceleration of the final maturity of this Note or otherwise, shall the interest contracted for, charged, received, paid or agreed to be paid to the Bank exceed the maximum amount permissible under the applicable law. If from any circumstance whatsoever, interest would otherwise be payable to the Bank in excess of the maximum amount permissible under applicable law, the interest payable to the Bank shall be reduced to the maximum amount permissible under applicable law; and if from any circumstance the Bank shall ever receive anything of value deemed interest by applicable law in excess of the maximum amount permissible under applicable law, an amount equal to the excessive interest shall be applied to the reduction of the principal hereof and not to the payment of interest, or if such excessive amount of interest exceeds the unpaid balance of principal hereof, such excess shall be refunded to Borrower. All interest paid or agreed to be paid to the Bank shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full period (including any renewal or extension) until payment in full of the principal so that the interest hereon for such full period shall not exceed the maximum amount permissible under applicable law. The Bank expressly disavows any intent to contract for, charge or receive interest in an amount which exceeds the maximum amount permissible under applicable law. In determining the highest lawful rate, all fees and other charges contracted for, charged or received by the Bank in connection with the Loan evidenced by this Note which are either deemed interest by applicable law or required by applicable law to be deducted from the principal balance of this Note to determine the rate of interest hereon shall be taken into account. This paragraph shall control all agreements between Borrower and the Bank.

This Notice is Provided Pursuant to Nebraska Revised Statutes 45-1,112 et. seq.

NOTICE - WRITTEN AGREEMENTS. A credit agreement must be in writing to be enforceable under Nebraska Law. To protect you and us from any misunderstandings or disappointments, any contract, promise, undertaking, or offer to forebear repayment of money or to make any other financial accommodation in connection with this loan of money or grant or extension of credit, or any amendment of, cancellation of, waiver of, or substitution for any or all of the terms or provisions of any instrument or document executed in connection with this loan of money or grant or extension of credit, must be in writing to be effective.

                     [REMAINDER OF PAGE INTENTIONALLY BLANK;
                             EXECUTION PAGE FOLLOWS]

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     IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT SHOULD BE READ
CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT.

     Executed as of the date first written above.

                                        BORROWER:
                                        Professional Veterinary Products, Ltd.,
                                        a Nebraska corporation


                                        By:     /s/ Dr. Lionel L. Reilley
                                           -------------------------------------
                                            Dr. Lionel L. Reilly, its President


                                        ProConn, LLC, a Nebraska limited
                                        liability company


                                        By: Professional Veterinary Products,
                                            Ltd.,
                                            a Nebraska corporation, its Manager
                                            and sole Member


                                        By:     /s/ Dr. Lionel L. Reilley
                                           -------------------------------------
                                            Dr. Lionel L. Reilly, its President


                                        Exact Logistics, LLC, a Nebraska limited liability company


                                        By: Professional Veterinary Products,
                                            Ltd.,
                                            a Nebraska corporation, its Manager
                                            and sole Member


                                        By:     /s/ Dr. Lionel L. Reilley
                                           -------------------------------------
                                            Dr. Lionel L. Reilly, its President


                    [EXECUTION PAGE OF TERM PROMISSORY NOTE]

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